SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  -------------

                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                             HELLER FINANCIAL, INC.

                                   HFI TRUST I
                                  -------------

             (Exact name of registrant as specified in its charter)

              Delaware                                   36-1208070
              Delaware                                   36-7352032
--------------------------------------------------------------------------------
(State of incorporation or organization)   (I.R.S. Employer Identification No.)

500 West Monroe Street, Chicago, Illinois                       60661
--------------------------------------------------------------------------------
(Address of principal executive offices)                      (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

        Title of each class                      Name of each exchange on
        to be so registered               which each class is to be registered
--------------------------------------------------------------------------------
Mandatory Enhanced Dividend                   The New York Stock Exchange
Securities/SM/--MEDS/SM/Units

If this form relates to the registration of   If this form relates to the
a class of securities pursuant to Section     registration of a class of
12(b) of the Exchange Act and is effective    securities pursuant to Section
pursuant to General Instruction A.(c),        12(g) of the Exchange Act and is
please check the following box. [X]           effective pursuant to General
                                              Instruction A.(d), please check
                                              the following box.[ ]

Securities Act registration statement file numbers to which this form relates:
333-58052 and 333-58052-01

     Securities to be registered pursuant to Section 12(g) of the Act: None


NY2:\1092102\02\N#_602!.DOC\47660.2024

Item 1.  Description of Registrant's Securities to be Registered.

         The information with respect to the description of the Mandatory Enhanced Dividend Securities of Heller Financial, Inc. (the "Company") set forth in Items 1 and 5 of the Current Report on Form 8-K filed with the Securities and Exchange Commission by the Company on November 13, 2001, is incorporated herein by reference.

Item 2.  Exhibits.

Exhibit
Number      Exhibit
--------------------------------------------------------------------------------

      *4.1 Amended and Restated Certificate of Incorporation of Heller Financial, Inc. (the "Company")

      *4.2  Amended and Restated By-Laws of the Company

     **4.3  Specimen stock certificate representing Class A Common Stock

    ***4.4 Amended and Restated Keep Well Agreement between The Fuji Bank, Limited and the Company as amended

   ****4.5 Indenture dated as of September 1, 1995 between the Company and State Street Bank and Trust Company, as successor to Shawmut Bank Connecticut, National Association, as indenture trustee, with respect to subordinated debt securities

  *****4.6 First Supplemental Indenture dated as of October 13, 1995 between the Company and State Street Bank and Trust Company

 ******4.7  Form of Second Supplemental Indenture between the Company and State
            Street Bank and Trust Company relating to the Subordinated Deferrable Notes

 ******4.8  Form of Subordinated Deferrable Note (included in the Form of
            Second Supplemental Indenture filed as Exhibit 4.7 hereto)

 ******4.9  Form of Remarketing Agreement between the Company and J.P. Morgan
            Securities Inc., as remarketing agent

******4.10  Form of Purchase Contract Agreement between the Company and BNY
            Midwest Trust Company, as purchase contract agent

******4.11  Form of Pledge Agreement between the Company and Wells Fargo Bank
            Minnesota, N.A., as collateral agent

******4.12  Form of MEDS Unit (included in the Form of Purchase Contract
            Agreement filed as Exhibit 4.10 hereto)

******4.13  Form of Treasury MEDS Unit (included in the Form of Purchase
            Contract Agreement filed as Exhibit 4.10 hereto)

******4.14  Declaration of Trust of HFI Trust I

******4.15  Certificate of Trust of HFI Trust I

******4.16  Form of Amended and Restated Declaration of Trust of HFI Trust I

******4.17  Form of Trust Preferred Security (included in the Form of Amended and Restated Declaration of Trust filed as Exhibit 4.16 hereto)

******4.18  Form of Guarantee Agreement

----------
         * Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the period ended March 31, 1998

        ** Incorporated by reference to the Company's Registration Statement on Form S-2, File No. 333-46915 (filed February 26, 1998)

       *** Incorporated by reference to the Company's Registration Statement on Form S-3 File No. 333-58723 (filed July 8, 1998)

      **** Incorporated by reference to the Company's Registration Statement on Form S-3, File No. 333-38545 (filed October 23, 1997)

     ***** Incorporated by reference to the Company's Current Report on Form 8-K, filed October 18, 1995

    ****** Incorporated by reference to the corresponding exhibit to the Registration Statement on Form S-3 of the Company and HFI Trust I, File Nos. 333-58052 and 333-58052 (filed March 30, 2001)

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Company has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                                  HELLER FINANCIAL, INC.
                                    -------------------------------------------
                                                       (Registrant)
Dated: November 14, 2001            By:      /s/ Nancy E. Barton
                                             ----------------------------------
                                    Name:        Nancy E. Barton
                                    Title:       Vice President

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Trust has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                                         HFI TRUST I
                                          -------------------------------------
                                                         (Registrant)
Dated: November 14, 2001          By:  Heller Financial, Inc., its sponsor
                                       By: /s/ Nancy E. Barton
                                          -------------------------------------
                                       Name:   Nancy E. Barton
                                       Title:  Vice President